EXHIBIT 99.285

Overview of CFD's CFDs allow parties to hedge the PX Price. Generators have an incentive to bid marginal cost. If the sellers bids its marginal cost it may make extra profit. If the sellers bids more than marginal cost it may lose money. If the sellers bids less than marginal cost it loses the opportunity to make extra profit. Buyers have an incentive to bid value of energy or expected price in next market (day-of or real-time). Sellers can easily buy replacement energy from PX pool if unable to produce, or sell surplus if have temporary ability to produce extra. CFDs won't distort PX market.

Hedging: Parties trade CFD quantity at CFD price whether PX MCP is more or less than CFD Price S=Bid to Sell 100MW @ $20 MW Difference PX in CFD and MCP MCP = $30 MW $5 MW B=Bid to Buy 100 MW @ any price (e.g. $40 MW) Suppose S Enters Into A CFD To Sell 100 MW to B @ $25/MW Also Assume S Production Cost is $20 MW S makes a $5 Profit PX Pays S $30 MW B Pays PX $30 MW S Pay B $5 MW Total cost to B = $25 Total Payment to S = $25

S=Bid to Sell 100MW @ $20 MW Difference PX in CFD and MCP MCP = $22 MW $3MW B=Bid to Buy 100 MW@ $40 MW Suppose S Enters Into A CFD To Sell 100 MW to B @ $25/MW Also Assume S Production Cost is $20 MW PX Pays S $22 MW B Pays PX $22 MW B Pay S $3 MW Total Cost to B = $25 Total Cost to S = $25 Hedging: Parties trade CFD quantity at CFD price whether PX MCP is more or less than CFD Price

S Has Incentive to Bid Marginal Cost S=Bid to Sell 100MW @ $20 MW Difference PX in CFD and MCP MCP = $18 MW $7 MW B=Bid to Buy 100 MW @ $40 MW S is not selected in auction. PX Pays S $ 0 MW B Pays PX $18 MW B Pay S $7 MW (S Purchased Energy in PX @ $18 and delivers it to B for $25 and S receives an additional $2 of Profit).

S Has Incentive to Bid Marginal Cost. S=Bid to sell 100MW @ $23 MW Difference PX in CFD and MCP MCP = $22 MW $3 MW B=Bid to Buy 100 MW @ $40 MW S is not selected in auction. PX Pays S $0 MW B Pays PX $22 MW B Pay S $3 MW (S Purchased energy @ $22 and delivered it for $25, making only a $3 profit instead of a $5 profit.

S Has Incentive to Bid Marginal Cost. S=Bid to sell 100MW @ $17 MW Difference PX in CFD and MCP MCP = $18 MW $7 MW B=Bid to Buy 100 MW @ $40 MW S is selected in auction. PX Pays S $18 MW B Pays PX $18 MW B Pay S $7 MW (S received $18 from the PX plus $7 from B for a total of $25. It lost opportunity for $2 extra profit.

CFD's Won't Distort PX Market Even if Irrational and Bid PX Max Price 40% of 3,200 MW = 1,280 PX Price Cap = $2500; ISO Price Cap = $750 P c 320 MW @ $2,500 Supply $750 b a Demand Price 18,000 @ $0 Reg Must Run Q in MW If section A of the demand bid moves from A to B or C, the MCP and MCQ do not change.

Buyer Has Incentive to Bid Lower of Marginal Value or Expected Price in Later Market Buyer can sell at more than opportunity cost Buyer can sell at more than expected cost of replacement and buy replacement in later market.